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                                  EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-12955 of Coram Healthcare Corporation on Form S-3 of our report dated November 17, 1993 (December 23, 1993 as to
    Note 17) (relating to the financial statements of T2 Medical Inc. not presented separately herein) appearing in Amendment No. 2 to the Annual Report on Form 10-K/A of Coram Healthcare Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




                                               /s/ DELOITTE & TOUCHE LLP



    Atlanta, Georgia

    November 7, 1996